EX-99 77.C

RESULTS OF SHAREHOLDER MEETING (UNAUDITED)

CALVERT MANAGEMENT SERIES

Special Meeting of Shareholders

The Special Meeting of Shareholders of Calvert Tax-Free
Responsible Impact Bond Fund and Calvert Unconstrained
Bond Fund, each a series of Calvert Management
Series (each a "Fund" and collectively, the "Funds") was held on December 16, 2016 and adjourned to December 23, 2016. At the meeting, the following shares of each Fund were represented:

FundShares Represented
by Proxy Percentage of
Shares Outstanding
Calvert Tax-Free Responsible Impact Bond Fund
6,291,184.697 65.136%
Calvert Unconstrained Bond Fund
4,953,506.989 94.575%
Shareholders of Calvert Tax-Free Responsible Impact
Bond Fund and Calvert Unconstrained Bond Fund voted on the following proposals:

1. Approval of a new investment advisory agreement with Calvert Research and Management

Fund Affirmative Against Abstain
Calvert Tax-Free Responsible Impact Bond Fund
 4,665,921.715 88,866.924 488,616.158
Calvert Unconstrained Bond Fund
4,130,441.171 33,106.826 93,619.992
2. Reaffirmation and approval of a Fund's ability to invest in notes issued by Calvert Social Investment Foundation

Fund Affirmative Against Abstain
Calvert Tax-Free Responsible Impact Bond
Fund
4,519,620.734 377,934.485 345,850.582
Calvert Unconstrained Bond Fund
4,088,368.672 75,180.323 93,619.992
3. Approval of a Fund's reliance on a potential future exemptive order that may be granted by the SEC

Fund Affirmative Against Abstain
Calvert Tax-Free Responsible Impact Bond
Fund
4,509,993.813 354,840.136 378,570.848
Calvert Unconstrained Bond Fund
4,045,396.972 98,449.644 113,322.371
Shareholders of Calvert Tax-Free Responsible Impact Bond
Fund - Class A voted on the following proposal:

1. Approval of Master Distribution Plan for Class A
Shares

Fund Affirmative Against Abstain
Calvert Tax-Free Responsible Impact Bond Fund - Class A
4,301,017.114 90,841.312 498,942.506
Shareholders of Calvert Management Series voted on the following proposals:

1. To elect Trustees of Calvert Management Series:

Nominee For Withheld
Richard L. Baird, Jr.10,786,393.965 458,297.725
Alice Gresham Bullock 10,803,403.601 441,288.089
Cari Dominguez 10,772,879.239 471,812.451
Miles D. Harper III 10,820,394.796 424,296.894
John G. Guffey, Jr. 10,791,535.460 453,156.230
Joy V. Jones 10,755,940.966 488,750.724
Anthony A. Williams 10,313,209.908 931,481.782
John H. Streur 10,851,288.162 393,403.528
2. Approval of Amendment to Calvert Management Series'
Declaration of Trust

For Withheld Abstain
8,450,735.892 564,604.706 485,233.188